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                                                                 EXHIBIT 3.6.1

                              STATE OF DELAWARE
                                   [LOGO]
                        OFFICE OF SECRETARY OF STATE

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF CRB OF NORWALK, INC. FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 1989, AT 9 O'CLOCK A.M.


                                        /s/ Michael Harkins
             [LOGO]    [DATE STAMP]     -----------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:  12181732
                                                  DATE:  05/16/1989
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                                                                   [DATE STAMP]


                          CERTIFICATE OF INCORPORATION

                                       OF

                              CRB OF NORWALK, INC.

        THE UNDERSIGNED, a natural person, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Corporation is CRB Of Norwalk, Inc. (the "Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is 229 South State Street, Dover, Kent County, Delaware 19901 and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

        THIRD: The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, par value $1.00 per share, all of which shall be Common Stock.
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Shares of capital stock of the Corporation may be issued by the Corporation from time to time for such legally sufficient consideration as may be fixed from time to time by the Board of Directors.

         FIFTH: The name and address of the incorporator is William S. Sterns, III, Esq., 101 East 52nd Street, New York, New York 10022.

         SIXTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code

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order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or

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otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provision of this Article NINTH.

        IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 15th day of May, 1989.


                                                /s/ William S. Sterns
                                                -----------------------------
                                                WILLIAM S. STERNS, III, ESQ.
                                                INCORPORATOR



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                               State of Delaware

                       Office of the Secretary of State                PAGE 1


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CRB OF NORWALK, INC.", CHANGING ITS NAME FROM "CRB OF NORWALK, INC." TO "COMMODORE MEDIA OF NORWALK, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER. A.D. 1995, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                                                /s/ Edward J. Freel
                                                --------------------------
                [LOGO]                          EDWARD J. FREEL,
                                                Secretary of State

                                                AUTHENTICATION:  7633970

                                                          DATE:  09-08-95


2196537 8100
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                                                                    [DATE STAMP]

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CRB OF NORWALK, INC.

         Under Section 242 of the Delaware General Corporation Law

         The undersigned, being the Secretary of CRB of Norwalk, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1.       The name of the Corporation is CRB of Norwalk, Inc.

         2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 16, 1989.

         3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation, accordingly Article One of the Certificate of Incorporation shall be amended in its entirety to read as follows:

         "FIRST: The name of the Corporation is Commodore Media of Norwalk, Inc. (the "Corporation")."

         4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

         5. The sole Stockholder of the Corporation approved the amendment in accordance with Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.


                         *       *        *       *
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                IN WITNESS WHEREOF, the undersigned, being the Secretary
hereinabove named, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 23rd day of August, 1995.

                                             By  /s/ Carter Burden
                                                ------------------------
                                                 Carter Burden, Secretary

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